   As filed with the Securities and Exchange Commission on June 2, 2000

                                                Registration No. 333-33852
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    To
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------
                               Ucellit.com Inc.
             (Exact name of small business issuer in its charter)

           Washington                          5499                        91-2022701
 (State or other jurisdiction of        (primary standard               (I.R.S. Employer
 incorporation or organization)          industrial code)            Identification Number)

                        1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                (604) 687-2199
         (Address and telephone number of principal executive offices)

                               ----------------

             Agent for Service:                               With a Copy to:
          Michael Kirsh, President                           James L. Vandeberg
              Ucellit.com Inc.                           Ogden Murphy Wallace, PLLC
       1177 West Hastings, Suite 2110                  1601 Fifth Avenue, Suite 2100
 Vancouver, British Columbia V6E 2K3, CANADA             Seattle, Washington 98101
               (604) 687-2199                                  (206) 447-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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                                                     Proposed       Proposed
                                       Amount        maximum        maximum       Amount of
     Title of each class of            to be      offering price   aggregate     registration
   securities to be registered       registered      per unit    offering price      fee
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Class A Common Stock............      500,000          $.01        $5,000.00       $1.32(1)
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(1)  Previously paid.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
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  The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+We will amend and complete the information in this prospectus. The            +
+information in this prospectus is not complete and may be changed. We may not +
+sell these securities until the registration statement filed with the         +
+securities and exchange commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION--[enter date, 2000]

PROSPECTUS

                                         , 2000

                                Ucellit.com Inc.

                         1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                 (604) 687-2199

                         500,000 Shares of Common Stock

  This is the initial public offering of common stock of Ucellit.com Inc., and no public market currently exists for shares of Ucellit.com's common stock. The initial public offering price is $0.01 per share of common stock. The offering is on a best efforts--no minimum basis. There is no date certain for closing the offering, no minimum purchase requirement, and no arrangement to place funds in an escrow, trust, or similar account.


                                  -----------

              This investment involves a high degree of risk.

                  See "Risk Factors" beginning on page 2.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                               PART I--PROSPECTUS


PROSPECTUS SUMMARY.......................................................    1

RISK FACTORS.............................................................    2

USE OF PROCEEDS..........................................................    8

DETERMINATION OF OFFERING PRICE..........................................    9

SELLING SECURITY HOLDERS.................................................    9

PLAN OF DISTRIBUTION.....................................................    9

LEGAL PROCEEDINGS........................................................    9

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.............    9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   10

DESCRIPTION OF SECURITIES................................................   10

INTEREST OF NAMED EXPERTS AND COUNSEL....................................   11

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES.............................................................   11

DESCRIPTION OF BUSINESS..................................................   11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................   18

DESCRIPTION OF PROPERTY..................................................   20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................   20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................   20

EXECUTIVE COMPENSATION...................................................   21

FINANCIAL STATEMENTS.....................................................  F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE..............................................................  F-7

                               PROSPECTUS SUMMARY

Ucellit.com

  Ucellit.com Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

  The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

Name, Address, and Telephone Number of Registrant

  Ucellit.com Inc.
  1177 West Hastings, Suite 2110
  Vancouver, British Columbia V6E 2K3, CANADA
  (604) 687-2199
  (604) 687-8360

The Offering

   Price per share Offered.....................................            $0.01
   Common Stock Offered by Ucellit.com.........................   500,000 shares
   Common Stock Outstanding Prior to Offering.................. 2,500,000 shares
   Common Stock Outstanding After Offering*.................... 3,000,000 shares

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*  Assumes sale of all shares offered

  Ucellit.com expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                                  RISK FACTORS

  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Ucellit.com. Investing in Ucellit.com's common stock involves a high degree of risk. Any of the following risks could adversely affect Ucellit.com's business, financial condition and results of operations and could result in a complete loss of your investment.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

  You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Ucellit.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Ucellit.com described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to Ucellit.com's Business

  Ucellit.com Has Incurred Losses Since Its Inception March 14, 2000 and Expects Losses to Continue For the Foreseeable Future

  Ucellit.com is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. Ucellit.com has only recently acquired its principal asset. Ucellit.com will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

  Ucellit.com's Sole Shareholder May Devote More Resources to Other Companies He Owns

  Ucellit.com's sole shareholder, officer and director, Michael Kirsh, is also the sole shareholder, officer and director of a company with a similar distribution license for another territory. The license for other territory may prove more lucrative than Ucellit.com's territory, and it is possible that Mr. Kirsh could devote more time and resources to the other company at the expense of Ucellit.com.

  Changes or Interruptions to Ucellit.com's Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

  If Ucellit.com's licensor defaults under its agreement with its supplier, Ucellit.com could lose access to its manufacturing source, and Ucellit.com's distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent Ucellit.com from selling or delivering product to its customers. Any termination or impairment of Ucellit.com's license rights and access to products could prevent Ucellit.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

  Ucellit.com Will Compete With Other Internet Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable

  Ucellit.com's future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may not choose to do business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. Ucellit.com may therefore be unable to successfully market and sell its product, in which case it would not become profitable.

  Ucellit.com Must Rely On Its Licensor to Provide Critical Services. Failure of the Licensor to Supply a Service Will Hamper Ucellit.com's Ability to Do Business

  As part of its license, Ucellit.com's licensor has agreed to provide and maintain (1) a website through which orders are placed and (2) a payment system for receipt of payments from customers and disbursement of funds to Ucellit.com and its supplier. If the licensor fails to provide these services, Ucellit.com may be unable to conduct its business. If Ucellit.com is unable to conduct its business, it may lose customers and revenues. Ucellit.com's future success will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. The licensor's network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Ucellit.com. If the licensor does not maintain an up-to-date, effective website, Ucellit.com may not be effective in its online sales.

  Ucellit.com Relies On Third Parties to Supply Telecommunications Services And Any Interruption of These Services May Have An Adverse Effect On Its Ability to Operate

  Ucellit.com will rely on its licensor's providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if the licensor experiences disruptions or capacity constraints in its telecommunications services. Ucellit.com or its licensor may be unable to replace these services on a timely basis or at all. If customer sales are disrupted, Ucellit.com will lose customers and profitability.

  Government Regulation of the Internet Could Adversely Affect Ucellit.com's Profitability

  Existing or future legislation could limit growth in use of the Internet, which would curtail Ucellit.com's revenue growth. Any new regulation of Internet commerce could damage Ucellit.com's business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Regulation could prove to be burdensome, and impose significant additional costs on Ucellit.com's business or subject it to additional liabilities. Regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit Ucellit.com's activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on Ucellit.com's business, results of operations, and financial condition.

  New Taxation Could Adversely Affect Ucellit.com's Profitability

  Canadian, U.S., or other local or foreign jurisdictions may seek to impose sales tax collection obligations on Ucellit.com for its sales over the Internet. If one or more states or any foreign country successfully asserts that Ucellit.com should collect sales or other taxes on the sale of its products, it could also prevent Ucellit.com's business from growing or expose it to unanticipated liabilities. Taxation of Internet use, or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Customers may not be willing to pay the higher prices necessitated by a tax, or may choose to purchase products from a company that is not subject to the tax. Any taxation could cause loss of customers and a decrease in Ucellit.com's profitability.

  Government Regulation of Products Could Adversely Affect Viability of Dietary Supplements

  In Canada, extensive federal government regulations may restrict the way Ucellit.com sells its products, resulting in restrictions on the products and content Ucellit.com offers its customers and significant additional expenses. Numerous Canadian governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of Ucellit.com's products. The primary regulatory agency is Health Canada, which regulates Ucellit.com's products under the Food and Drugs Act and associated regulations.

  Canadian laws, regulations and enforcement policies governing Ucellit.com's dietary supplement products are relatively new and still evolving and Ucellit.com cannot predict what enforcement positions Health Canada or Industry Canada may take with respect to Ucellit.com's selling methods. Health Canada has established a new Office of National Health Products which will evaluate health products for assurance of safety while enhancing consumer access and choice to a full range of natural health products. Office of National Health Products will be a new regulatory authority reporting to the Assistant Deputy Minister, Health Protections Branch. Until the new regulatory framework has been established under the Office of National Health Products, natural health products will continue to be regulated either as foods or drugs.

  U.S. federal, state and local government regulations may also restrict Ucellit.com's products. The U.S. Food and Drug Administration regulates Ucellit.com's products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. Ucellit.com's products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of Ucellit.com's products under the Federal Trade Commission Act. Various provincial, state and local agencies may also regulate the manufacture, labeling and advertising of Ucellit.com's products.

  Ucellit.com cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of Ucellit.com's products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against Ucellit.com, it could cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. Ucellit.com's efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. Ucellit.com cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model.

  Purchasers Must Rely on Mr. Kirsh's Abilities For All Decisions As He Will Control the Majority of the Stock After the Offering. Ucellit.com Has No Employment Agreement With Mr. Kirsh and He Spends Only Part-time On Its Business. His Leaving May Adversely Effect Ucellit.com's Ability To Operate

  Mr. Kirsh is serving as Ucellit.com's sole officer and director. Ucellit.com will be heavily dependent upon Mr. Kirsh's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Ucellit.com does not have an employment agreement with Mr. Kirsh and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Ucellit.com obtained a key man life insurance policy on Mr. Kirsh. Ucellit.com could lose the services of Mr. Kirsh, or Mr. Kirsh could decide to join a competitor or otherwise compete directly or indirectly with Ucellit.com, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Kirsh would be difficult to replace.

  Mr. Kirsh Has No Experience in Ucellit.com's Line of Business and May Make Poor Business Decisions Which May Adversely Effect Its Business

  Mr. Kirsh has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Mr. Kirsh is not a doctor, nutritionist, or health professional by trade. As a result, Ucellit.com will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, Ucellit.com may overestimate the marketability of the Vitamineralherb.com products and may underestimate the costs and difficulties associated with selling and distributing of the products. Any such unanticipated costs or difficulties could prevent Ucellit.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

  Ucellit.com May Be Subject to Product Liability Suits Which Could Adversely Effect Its Financial Condition

  Ucellit.com may be subject to product liability claims if any of the products it sells results in injury. Ucellit.com may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. Ucellit.com relies on third party manufacturers for its products and product disclosures. Ucellit.com has no product liability insurance coverage. Although its licensor warrants the products and provides indemnification to Ucellit.com for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that Ucellit.com does not have adequate indemnification, product liability claims could be costly and divert management's attention from business.

  Unfavorable Publicity May Curtail the Market for Ucellit.com's Products

  The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Ucellit.com is highly dependent upon consumers' perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Any negative publicity asserting that these products may be harmful or questioning their efficacy could have a material adverse effect on Ucellit.com's business, regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for these products. Because of Ucellit.com's dependence on consumers' perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on Ucellit.com's sales and therefore its profitability.

  Ucellit.com Will Compete With Other Vitamin Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and Ucellit.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. Ucellit.com competes with a variety of other companies, including traditional vitamin retailers, the online retail initiatives of several traditional retailers and other Vitamineralherb.com licensees. Many of Ucellit.com's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Ucellit.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Ucellit.com does. Increased competition may result in reduced operating margins and loss of market share.

  Acquisition of or Combination with Another Company Could Dilute Stockholder Value

  Because Ucellit.com may not be successful in developing a viable market for the Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to Ucellit.com. In the event of a business combination, the ownership interests of holders of existing shares of Ucellit.com's stock will be diluted. Due to its limited financial resources, the only way Ucellit.com will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

  Any asset acquisition or business combination would likely include the issuance of a significant amount of Ucellit.com's common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Ucellit.com's stockholders may not have an opportunity to vote on whether to approve it. For example, Ucellit.com's board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Ucellit.com's officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

  Acquisition of or Combination with Another Company Could Be Difficult To Integrate and Disrupt Business

  Any acquisition of or business combination with another company could disrupt Ucellit.com's ongoing business, distract management and employees and increase its expenses. If Ucellit.com acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Ucellit.com. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Ucellit.com's profitability and decrease the value of its stock. In addition, Ucellit.com's liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which Ucellit.com may eventually acquire.

  Ucellit.com May Enter In To New Line of Business Which Investors Could Not Evaluate

  In the event of a business combination, acquisition, or change in shareholder control, Ucellit.com may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. Ucellit.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Ucellit.com's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Ucellit.com's management. New management may decide not to continue to implement Ucellit.com's current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Ucellit.com.

Financial Risks

  Ucellit.com Has No Operating History and Financial Results Are Uncertain

  Ucellit.com is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of Ucellit.com's limited operating history, it is difficult to accurately forecast its potential revenue. In order to become profitable, Ucellit.com must:

  .  execute on its business model;

  .  create brand recognition;

  .  manage growth in its operations;

  .  create a customer base cost-effectively;

  .  retain customers;

  .  access additional capital when required; and

  .  attract and retain key personnel.

  Ucellit.com cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. If it fails successfully meet these challenges, Ucellit.com will likely never become profitable.

  Ucellit.com May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

  Ucellit.com's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Ucellit.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Ucellit.com. If not available, Ucellit.com's operations would be severely limited, and it would be unable to implement its business plan.

Investment Risks

  Ucellit.com's Common Stock Has No Prior Market, And Prices May Decline After the Offering

  There is no public market for Ucellit.com's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Ucellit.com's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Ucellit.com's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Ucellit.com's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Ucellit.com's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Ucellit.com stock.

  Investors May Face Significant Restrictions on the Resale of Ucellit.com Stock Due to State Blue Sky Laws

  Because Ucellit.com's securities have not been registered for resale under the blue sky laws of any state, the holders of shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Ucellit.com's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Ucellit.com does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Ucellit.com's stock.

  Accordingly, investors should consider the secondary market for Ucellit.com's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

  Investors May Face Significant Restrictions on the Resale of Ucellit.com Stock Due To Federal Penny Stock Regulations

  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Ucellit.com's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Ucellit.com and its securities. The rules may further affect the ability of owners of Ucellit.com's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

  Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

  . control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  . manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  . "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  . excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  . the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                USE OF PROCEEDS

  The net proceeds to Ucellit.com from the sale of the 500,000 shares of common stock offered by Ucellit.com hereby at an assumed initial public offering price of $.01 per share are estimated to be $5,000. Ucellit.com expects to use the net proceeds as follows:

     Purpose                             50% Subscription* 100% Subscription**
     -------                             ----------------- -------------------
     Organizational Purposes............      $1,000             $1,000
     Feasibility of License/Market
      Research..........................      $1,500             $4,000

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*  Assumes sale of 50% of the stock being offered

** Assumes sale of 100% of the stock being offered

  Ucellit.com continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Ucellit.com may use a portion of the proceeds for these purposes. Ucellit.com is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

  Ucellit.com has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Ucellit.com's management will have significant flexibility in applying the net proceeds of the offering.

                        DETERMINATION OF OFFERING PRICE

  Ucellit.com arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Ucellit.com. It bears no relationship to the book value, assets or earnings of Ucellit.com or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                            SELLING SECURITY HOLDERS

  There are no selling security holders.

                              PLAN OF DISTRIBUTION

  Ucellit.com will sell a maximum of 500,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. Ucellit.com has not committed to keep the registration statement effective for any set period of time. The gross proceeds to Ucellit.com will be $5,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Ucellit.com, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Ucellit.com's common stock. Ucellit.com intends to apply to have its shares traded on the OTC bulletin board under the symbol "UCEL".

                               LEGAL PROCEEDINGS

  Ucellit.com is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Ucellit.com or its property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The following table sets forth the name, age and position of each director and executive officer of Ucellit.com:

     Name                          Age                 Position
     ----                          ---                 --------
     Michael Kirsh................  46 President, Secretary, Treasurer, Director

  In March, 2000, Mr. Kirsh was elected as the sole officer and director of Ucellit.com, of which he is the sole stockholder. He will serve until the first annual meeting of Ucellit.com's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

  During the past five years, Mr. Kirsh has worked with a group of independent investors that acquires private companies and conducts reverse takeovers. In a reverse takeover, the shareholders of an acquired company generally end up owning all or most of the resulting combined company. Before forming his investment group, Mr. Kirsh had invested in both real estate and the stock market. From approximately 1986 to 1992 Mr. Kirsh developed two dental practices in Vancouver, British Columbia, Canada, which he sold in 1992 before forming his investment group. There are no plans, arrangements, or understandings pending for Ucellit.com to acquire any or to be acquired by any company. Ucellit.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  Mr. Kirsh is the sole shareholder, officer, and director of BentleyCapitalCorp.com Inc., a company with a Vitamineralherb.com license for the territory of British Columbia, Canada. BentleyCapitalCorp also plans to register its securities pursuant to a Form SB-2 registration statement. Mr. Kirsh is also the sole shareholder, officer and director of Gentry Resources, Inc., and Growtex Inc., both of which filed with the Securities and Exchange Commission on March 10, 2000, Forms 10-SB pursuant to the Securities Exchange Act of 1934.

  Mr. Kirsh is also a director of Mezuma Mining, which is traded on the Alberta Stock Exchange. Mezuma Mining has currently raised approximately $250,000.00 Canadian and is looking for a company to acquire.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 31, 2000, Ucellit.com's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Ucellit.com to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                                  Percentage
                                                                      of
                                                         Shares     Shares
                           Name                           Owned     Owned
                           ----                         --------- ----------
   Michael Kirsh, President, Secretary, Treasurer, and  1,500,000    100%
    Director...........................................
    5076 Angus Drive
    Vancouver, BC Canada V6M 3M5
   All executive officers & directors as a group
    (1 individual)..................................... 1,500,000    100%

                           DESCRIPTION OF SECURITIES

  The following description of Ucellit.com's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Ucellit.com's articles of incorporation and bylaws and by the applicable provisions of Washington law.

  The authorized capital stock of Ucellit.com consists of 120,000,000 shares:
100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Ucellit.com's common stock.

  The holders of shares of common stock of Ucellit.com do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Ucellit.com's directors.

  The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Ucellit.com, holders are entitled to receive, ratably, the net assets of Ucellit.com available to shareholders after payment of all creditors.

  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Ucellit.com's common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

  Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of Ucellit.com's common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Ucellit.com's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Ucellit.com's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Ucellit.com or is or was serving at the request of Ucellit.com as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ucellit.com pursuant to the forgoing provisions or otherwise, Ucellit.com has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

  General

  Ucellit.com was incorporated under the laws of the State of Washington on March 14, 2000, and is in its early developmental and promotional stages. To date, Ucellit.com's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Ucellit.com has not commenced commercial operations. Ucellit.com has no full time employees and owns no real estate.

  Acquisition of The License

  On March 20, 2000, Ucellit.com's sole shareholder, Michael Kirsh, in return for 1,500,00 shares of Ucellit.com's common stock and a promissory note for $28,000, transferred to Ucellit.com his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Ontario via the Internet. Mr. Kirsh acquired the license under the terms of a settlement agreement by and between Mr. Kirsh, Growtex, Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates, an affiliate of Vitamineralherb.com. Mortenson & Associates had granted Growtex a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for fish farming and aquarium uses. Mortenson & Associates acquired its right to sublicense Biocatalyst to Growtex from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Growtex under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Kirsh the license to distribute Vitamineralherb.com products in part for his agreement not to pursue his individual claims against Mortenson & Associates.

  The License

  Ucellit.com has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license will be automatically renewed unless Ucellit.com or Vitamineralherb.com gives the other notice of its intent not to renew.

  As a licensee of Vitamineralherb.com, Ucellit.com eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling Ucellit.com to focus strictly on marketing and sales. Ucellit.com plans to target health and fitness professionals in Ontario who wish to offer health and fitness products to their customers.

  Ucellit.com (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which provides a 10% commission to Vitamineralherb.com and a profit for Ucellit.com. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

  When a fitness or health professional becomes a client, Ucellit.com's salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

  The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due Ucellit.com via electronic funds transfer. Vitamineralherb's software tracks all sales through the customer's identification number, and at month end, e-mails to Ucellit.com and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in Ontario will automatically be assigned to Ucellit.com.

  Background on the Manufacturer and Distributor

  On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations for approximately six years; International Formulation and Manufacturing does no retail marketing. In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for Ucellit.com's customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

  Implementation of Business Plan: Milestones

  Ucellit.com's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should Ucellit.com determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

  In order to determine the feasibility of its business plan, Ucellit.com may, during the next six to twelve months, conduct research into the various potential target markets. Should Ucellit.com determine that the exploitation of the license is feasible, it will engage salespeople to market the products. The expenses of market research and obtaining salespeople will likely exceed the funds raised by this offering, and Ucellit.com sill have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Ucellit.com or at all. Ucellit.com expects to begin earning revenues shortly after a sales force is in place.

  Industry Background

  Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Ucellit.com believes that this dramatic growth presents significant opportunities for online retailers.

  The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Ucellit.com believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

  Competition

  The electronic commerce industry is new, rapidly evolving and intensely competitive, and Ucellit.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

  Ucellit.com's competitors can be divided into several groups including:

  . traditional vitamins, supplements, minerals and alternative health products retailers;

  . the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  . online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  . independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  . mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  . direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

  Many of Ucellit.com's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Ucellit.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Ucellit.com does. Increased competition may result in reduced operating margins and loss of market share.

  Ucellit.com believes that the principal competitive factors in its market are:

  .  ability to attract and retain customers;

  .  breadth of product selection;

  .  product pricing;

  .  ability to customize products and labeling;

  .  quality and responsiveness of customer service.

Ucellit.com believes that it can compete favorably on these factors. However, Ucellit.com will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Ucellit.com's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

  Ucellit.com believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  . Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

  . Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  . Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

  As a result of the foregoing limitations, Ucellit.com believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

  Ucellit.com hopes to attract and retain consumers through the following key attributes of its business:

  . Broad Expandable Product Assortment. Ucellit.com's product selection is substantially larger than that offered by store-based retailers.

  . Low Product Prices. Product prices can be kept low due to volume purchases through Ucellit.com's affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to Ucellit.com's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  . Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  . Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

  Regulatory Environment

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products Ucellit.com sells in Canada are or may be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals. Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. The remedies available to Health Canada include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

  The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

  The manufacturing, processing, formulating, packaging, labeling and advertising of the products Ucellit.com sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug
Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

  The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

  Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

  The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary

Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

  The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Ucellit.com's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Ucellit.com's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Ucellit.com's marketing of products and could cause us to incur significant additional expenses.

  In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Ucellit.com cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products Ucellit.com offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of Ucellit.com's selling methods, interfering with Ucellit.com's continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

  In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

  Ucellit.com cannot predict the nature of any future Canadian or U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Ucellit.com cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Ucellit.com cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Ucellit.com's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

  Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Ucellit.com's sales.

  A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Ucellit.com's opportunity to derive financial benefit from such activities.

  Employees

  Ucellit.com is a development stage company and currently has no employees. Ucellit.com is currently managed by Michael Kirsh, its sole officer and director. Ucellit.com looks to Mr. Kirsh for his entrepreneurial skills and talents. For a complete discussion of Mr. Kirsh's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Ucellit.com may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Ucellit.com, which would dilute the ownership interest of holders of existing shares of its common stock.

  Available Information and Reports to Securities Holders

  Ucellit.com has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Ucellit.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Ucellit.com files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Ucellit.com's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

  Upon completion of this offering, Ucellit.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  The following discussion and analysis of Ucellit.com's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

  This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Ucellit.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Ucellit.com described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Ucellit.com's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

  Results of Operations

  During the period from March 14, 2000 through March 31, 2000, Ucellit.com has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Ucellit.com during this period.

  For the current fiscal year, Ucellit.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Ucellit.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

  Ucellit.com's business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

  Liquidity and Capital Resources

  Ucellit.com remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Ucellit.com's balance sheet as of March 31, 2000, reflects total assets of $35,000, in the form of a license and capitalized organizational costs. Organizational expenses of $3,000 were paid for by the sole shareholder and expensed to operations.


  Ucellit.com's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should Ucellit.com determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

  In order to determine the feasibility of its business plan, Ucellit.com plans, during the next six to twelve months, to conduct research into these various potential target markets. Should Ucellit.com determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, Ucellit.com believes that during its first operational quarter, it will need a capital infusion of approximately $90,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Ucellit.com will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and Ucellit.com will have to obtain additional financing through an offering or capital contributions by current shareholders.

  Ucellit.com is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Ucellit.com believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts Ucellit.com may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Ucellit.com believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but Ucellit.com's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

  No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Ucellit.com or at all. Ucellit.com expects to begin earning revenues shortly after a sales force is in place.

  In addition, Ucellit.com may engage in a combination with another business. Ucellit.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Ucellit.com may eventually combine. Ucellit.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  Ucellit.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Ucellit.com or at all. Ucellit.com has no commitments for capital expenditures.

                            DESCRIPTION OF PROPERTY

  Ucellit.com currently maintains limited office space, occupied by Michael Kirsh, for which it pays no rent. Its address is 1177 West Hastings, Suite 2110, Vancouver, British Columbia V6E 2K3, Canada and its phone number is (604) 687-2199. Ucellit.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  No director, executive officer or nominee for election as a director of Ucellit.com, and no owner of five percent or more of Ucellit.com's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No established public trading market exists for Ucellit.com's securities. Ucellit.com has no common equity subject to outstanding purchase options or warrants. Ucellit.com has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Ucellit.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Ucellit.com.

  As of March 31, 2000, there were 1,500,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of Ucellit.com's outstanding shares will be eligible for sale.

  To date Ucellit.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Ucellit.com's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

  No officer or director has received any remuneration from Ucellit.com. Although there is no current plan in existence, it is possible that Ucellit.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Ucellit.com's business plan. Ucellit.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Ucellit.com has no employment contract or compensatory plan or arrangement with any executive officer of Ucellit.com. The director currently does not receive any cash compensation from Ucellit.com for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                                                           Index
                                                                           -----
Report of Independent Auditors............................................  F-1

Balance Sheet.............................................................  F-2

Statement of Operations...................................................  F-3

Statement of Cash Flows...................................................  F-4

Statement of Stockholders' Equity.........................................  F-5

Notes to the Financial Statements.........................................  F-6

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Ucellit.com Inc.
(A Development Stage Company)

  We have audited the accompanying balance sheet of Ucellit.com Inc. (A Development Stage Company) as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Ucellit.com Inc. (A Development Stage Company), as of March 31, 2000, and the results of its operations and its cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000, in conformity with U.S. generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott Tulk Pryce Anderson

                                          CHARTERED ACCOUNTANTS

Vancouver, Canada
March 31, 2000

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                          (expressed in U.S. dollars)

                                                                     March 31,
                                                                       2000
                                                                     ---------
                                ASSETS
                                ------
   License (Notes 3 and 4).......................................... $ 24,750
                                                                     ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
   Current Liabilities
     Note payable (Note 4).......................................... $ 28,000
                                                                     --------
   Stockholders' Equity
     Common Stock, 100,000,000 common shares authorized with a par value of $.0001; 20,000,000 preferred shares with a par value
      of $.0001; 1,500,000 common shares issued and outstanding.....      150
     Additional Paid in Capital.....................................   14,850
     Preferred Stock, 20,000,000 preferred shares authorized with a
      par value of $.0001; none issued..............................      --
     Deficit Accumulated During the Development Stage...............  (18,250)
                                                                     --------
                                                                       (3,250)
                                                                     --------
                                                                     $ 24,750
                                                                     ========
   Contingent Liability (Note 1)

   Commitment (Note 3)



   (The accompanying notes are an integral part of the financial statements)

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                          (expressed in U.S. dollars)


                                                             From March 14, 2000
                                                             (Date of Inception)
                                                              to March 31, 2000
                                                             -------------------
     Revenue................................................       $   --
                                                                   -------
     Expenses
       Legal................................................         8,000
                                                                   -------
     Net Loss...............................................       $(8,000)
                                                                   =======



   (The accompanying notes are an integral part of the financial statements)

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                          (expressed in U.S. dollars)

                                                            From March 14, 2000
                                                            (Date of Inception)
                                                             to March 31, 2000
                                                            -------------------
Cash Flows to Operating Activities.........................      $    --
  Net loss.................................................        (8,000)
  Non-cash item............................................
  Note payable.............................................         8,000
                                                                 --------
Net Cash Used by Operating Activities......................           --
                                                                 --------
Change in cash.............................................           --
Cash--beginning of period..................................           --
                                                                 --------
Cash--end of period........................................           --
                                                                 ========
Non-Cash Financing Activities
  A total of 1,500,000 shares were issued to a director at
   a fair market value of
   $0.01 per share for the acquisition of a License (Notes
   3 and 5)................................................        15,000
  Less dividend deemed paid (Note 4).......................       (10,250)
  A note payable was issued to a director for the
   acquisition of a License
   (Notes 3 and 4).........................................        20,000
                                                                 --------
                                                                 $ 24,750
                                                                 ========
Supplemental Disclosures
  Interest paid............................................           --
  Income tax paid..........................................           --



   (The accompanying notes are an integral part of the financial statements)

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY
           From March 14, 2000 (Date of Inception) to March 31, 2000

                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                   Common Stock   Additional        During the
                                 ----------------  Paid-in          Development
                                  Shares   Amount  Capital   Total     Stage
                                     #       $        $        $         $
                                 --------- ------ ---------- ------ -----------
   Balance--March 14, 2000
    (Date of Inception)........        --   --         --       --        --
     Stock issued for a license
      at a fair market value of
      $0.01 share..............  1,500,000  150     14,850   15,000       --
     Dividend deemed paid
      (Note 4).................        --   --         --       --    (10,250)
     Net loss for the period...        --   --         --       --     (8,000)
                                 ---------  ---     ------   ------   -------
   Balance--March 31, 2000.....  1,500,000  150     14,850   15,000   (18,250)
                                 =========  ===     ======   ======   =======



   (The accompanying notes are an integral part of the financial statements)

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS

                          (expressed in U.S. dollars)

1. DEVELOPMENT STAGE COMPANY

  Ucellit.com Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on March 14, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the Province of Ontario, Canada. The grantor of the license offers these products for sale from various suppliers on their Web Site.

  The Company is in the development stage.

  In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Year end

    The Company's fiscal year end is December 31.

  (b) License

    The cost to acquire a license is capitalized as incurred. These costs will be amortized on a straight-line basis over the next twelve months, commencing April 1, 2000.

  (c) Cash and Cash Equivalents

    The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

  (d) Revenue Recognition

    The Company recognizes revenue on a net profit basis after the grantor of its license receives 50% of the profits. Revenue will be recorded when the grantor of the license has received cleared funds, made and paid for the order with the supplies of the product, and net profit is determined by the grantor.

  (e) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. LICENSE

  The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products in the Province of Ontario, Canada, through the Grantor's Web Site. The Company

                                UCELLIT.COM INC.
                         (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS--(Continued)

                          (expressed in U.S. dollars)

desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired on March 20, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's website commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

4. RELATED PARTY TRANSACTION

  The License referred to in Note 3 was assigned to the Company by the sole director and President of the Company for consideration of 1,500,000 shares having a fair market value of $15,000 and a note payable of $20,000. The Company has estimated the cost of the license to its President at $24,750. The estimate is based on an allocation of the President's cash outlay of $33,000 for common stock of Growtex, Inc., by virtue of which the President obtained the license as well as his continued ownership of Growtex, Inc. The fair market value of $35,000, based on recent comparable transactions, was allocated to note payable as to $20,000, par value as to $150 and additional paid in capital as to $14,850. The excess of fair market value over predecessor cost, being $10,250, is treated as a dividend which increased the deficit. The Grantor of the License is not related to the Company.

  The President of the Company also paid for organizational expenses and offering costs in the amount of $8,000 which was added to the $20,000 note payable. The note payable is unsecured, non-interest bearing and has no specific terms of repayment.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Ucellit.com's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Ucellit.com or a fiduciary of an employee benefit plan, or is or was serving at the request of Ucellit.com as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

  The effect of these provisions is potentially to indemnify Ucellit.com's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Ucellit.com. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
(b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

  The bylaws of Ucellit.com, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Ucellit.com, absent a finding of negligence or misconduct in office. Ucellit.com's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Ucellit.com has the power to indemnify such person against liability for any of those acts.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

                                                                       Amount to
                                                                        be Paid
                                                                       ---------
       SEC registration fee...........................................  $    35
       Printing and engraving expenses................................      --
       Attorneys' fees and expenses...................................    8,000
       Accountants' fees and expenses.................................    1,500
       Transfer agent's and registrar's fees and expenses.............      500
       Miscellaneous..................................................      965
                                                                        -------
       Total..........................................................  $11,000
                                                                        =======

  The Registrant will bear all expenses shown above.

                    RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below is information regarding the issuance and sales of Ucellit.com's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

  On March 20, 2000, Ucellit.com issued 1,500,000 shares of common stock to Michael Kirsh in compensation, along with a promissory note for $28,000, for the license of Vitamineralherb.com rights. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and

4(2) of the Securities Act of 1933, as amended, due to Mr. Kirsh's status as the founder and initial management of Ucellit.com, and his status as an accredited investor, and the limited number of investors (one).

                                    EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

           Exhibit
           Number  Description
           ------- -----------
             3.1*  Articles of Incorporation
             3.2*  Bylaws
             4.1*  Specimen Stock Certificate
             4.2*  Stock Subscription Agreement
             5.1   Opinion re: legality
            10.1*  License Agreement
            10.2*  Assignment of License Agreement
            10.3*  Promissory Note
            23.1   Consent of Independent Auditors
            23.2   Consent of Counsel (see Exhibit 5.1)
            27.1   Financial Data Schedule

                 --------

                  *  Previously filed

                                  UNDERTAKINGS

  The Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 2, 2000.

                                          UCELLIT.COM INC.

                                                    /s/ Michael Kirsh
                                          By: _________________________________
                                                       Michael Kirsh
                                                         President

  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Michael Kirsh             President, Secretary,         June 2, 2000
______________________________________  Treasurer, and Director
            Michael Kirsh

                             LIST OF EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

           Exhibit
           Number  Description
           ------- -----------
             3.1*  Articles of Incorporation
             3.2*  Bylaws
             4.1*  Specimen Stock Certificate
             4.2*  Stock Subscription Agreement
             5.1   Opinion re: legality
            10.1*  License Agreement
            10.2*  Assignment of License Agreement
            10.3*  Promissory Note
            23.1   Consent of Independent Auditors
            23.2   Consent of Counsel (see Exhibit 5.1)
            27.1   Financial Data Schedule

                 --------

                  *  Previously filed